UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 15, 2013

 TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4695 MacArthur Court, Suite 1100

Newport Beach, California 92660

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 798-6201

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On April 15, 2013, TNP Strategic Retail Trust, Inc. (the “Company”) dismissed McGladrey LLP (“McGladrey”) as the Company’s independent registered certified public accounting firm. The decision to change independent registered certified public accounting firms was approved by the Audit Committee of the Company’s board of directors (the “Audit Committee”). The reports of McGladrey on the consolidated financial statements of the Company for the years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2012 and December 31, 2011, and during the period from January 1, 2013 through April 15, 2013, there have been no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of such disagreements in their reports on the financial statements for such periods. During the years ended December 31, 2012 and 2011 and the period from January 1, 2013 through April 15, 2013, the following “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”), occurred:

•	During the quarter ended June 30, 2012, the Company’s management and McGladrey identified a significant deficiency in the Company’s internal control over financial reporting related to the Company making certain prepayments of acquisition fees and financing fees to the Company’s advisor prior to the closing of the transactions to which such fees related. The Company has taken steps to develop additional internal controls and procedures to remediate the deficiency in the Company’s internal control over financial reporting, including: (1) the appointment of a new Chief Financial Officer; (2) dual approval for payments of non-operating expenditures, including payments to the Company’s advisor for transactions, for which one of the approvers must be an independent director; and (3) the formation of a special committee of the Company’ board of directors comprised entirely of independent directors.

•	On August 20, 2012, in connection with the Company’s anticipated filing of Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 13 to the Company’s Registration Statement on Form S-11 (File No. 333-154975) and as a result of the deficiency in the Company’s internal control over financial reporting discussed above, McGladrey notified the Company that it would no longer be able to rely upon the representations of Anthony W. Thompson, the Company’s Chief Executive Officer, President and Chairman of the Board. On August 29, 2012, the Company’s board of directors appointed Peter K. Kompaniez as the Company’s Co-Chief Executive Officer, with Mr. Thompson also to serve as Co-Chief Executive Officer. The primary responsibility of Mr. Kompaniez as the Company’s Co-Chief Executive Officer was the oversight, with the Company’s Chief Financial Officer, of the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and legal compliance. Effective November 9, 2012, the Company’s board of directors appointed K. Timothy O’Brien to replace Mr. Kompaniez as Co-Chief Executive Officer.

The Audit Committee discussed the subject matter of the foregoing reportable events with McGladrey. The Company has authorized McGladrey to respond fully to any inquiries from the Company’s successor independent registered certified public accounting firm, Moss Adams LLP, concerning the subject matter of the foregoing reportable events.

(b) On April 15, 2013, the Company appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered certified accounting firm for the fiscal year ending December 31, 2013. The engagement of Moss Adams has been approved by the Audit Committee. During the two most recent fiscal years and through the date of the Company’s engagement of Moss Adams, the Company did not consult with Moss Adams regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v)). Prior to the Company’s appointment of Moss Adams, Moss Adams did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to change its independent registered public accounting firm from McGladrey.

The Company has provided McGladrey with a copy of this Current Report on Form 8-K, and has requested that McGladrey furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the above statements (the “McGladrey Letter”). A copy of the McGladrey Letter, dated April 18, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter of McGladrey LLP to the Securities and Exchange Commission, dated April 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: April 18, 2013	By:	/s/ Dee R. Balch
Dee R. Balch
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

16.1	Letter of McGladrey LLP to the Securities and Exchange Commission, dated April 18, 2013.